PARTIAL RELEASE AGREEMENT

     PARTIAL RELEASE AGREEMENT, dated as of May 12, 2000, by and among Bank of America, N.A. f/k/a Nationsbank, N.A., as agent for the Lenders under the Credit Agreement referred to below (in such capacity, the "Agent"), Great American Knitting Mills, Inc., a Delaware corporation ("Great American") and Cluett American Corp., a Delaware corporation (the "Borrower").


                             W I T N E S S E T H :


     WHEREAS, the Borrower, Cluett American Investment Corp., Cluett American Group, Inc., the Subsidiary Guarantors party thereto (including Great American), the Lenders party thereto, the Agent and Gleacher Natwest Inc., as documentation agent, are parties to a Credit Agreement, dated as of May 18, 1998 (as amended through the date hereof, the "Credit Agreement"), pursuant to which the Lenders agreed to extend credit to the Borrower;


                  WHEREAS, the obligations of the Borrower to the Agent and the Lenders under the Credit Agreement are guaranteed by the Subsidiary Guarantors (including Great American) pursuant to the Credit Agreement and are secured by the Collateral (as defined in the Credit Agreement);

                  WHEREAS, the Borrower, Great American and the other Credit Parties (as defined in the Credit Agreement) have requested that the Agent and the Lenders release any and all security interests in the Collateral described on Schedule I attached hereto (the "Released Collateral") in connection with the Receivables Transfer Agreement, dated as of the date hereof, between Great American and Cluett American Receivables, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Great American;

                  WHEREAS, the Agent and the Lenders are willing to release their security interests in the Released Collateral, on the terms and conditions set forth herein;

                  NOW,   THEREFORE,   in   consideration  of  the  premises  and
agreements herein, the Borrower, Great American and the Agent hereby agree as follows:

                  1. All terms used herein that are defined in the Credit Agreement and not otherwise defined herein are used herein as defined therein.

                  2. Without recourse and without any representation or warranty of any kind except as expressly provided herein, (a) the Agent hereby terminates and releases any and all liens, security interests or other charges or encumbrances in favor of the Agent, for the benefit of the Lenders, or the Lenders in the Released Collateral which secures the Credit Party Obligations, and (b) the Borrower and Great American hereby release the Agent and the Lenders from any duty, liability or obligation (if any) under the Credit Agreement and any other Credit Document with respect to the Released Collateral.

                  3. Concurrently with its execution and delivery hereof, the Agent will execute and deliver to Great American the UCC-3 Financing Statements described in Schedule II hereto and releasing its security interests in the Released Collateral perfected by the filing of the UCC-1 Financing Statements described in such Schedule II. In addition, at the request and the expense of Great American, the Agent will promptly execute and deliver to Great American such additional instruments and other writings, and take such other action, as Great American may reasonably request to effect or evidence the release of the security interest of the Agent or the Lenders in the Released Collateral.

                  4. The Borrower hereby agrees (i) to pay all costs and expenses in connection with the preparation, execution, delivery, filing and recording of this Agreement, the release documents executed in furtherance hereof, and the performance of any other acts and the execution of any other documents required to effect the release of any security pursuant hereto, including, without limitation, the fees and disbursements of counsel to the Agent and the Lenders; and (ii) to pay any and all stamp and other transfer or filing taxes and fees payable or determined to be payable in connection with the execution and delivery hereof or any release document pursuant hereto, and to hold the Agent and the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

                  5. Except as otherwise expressly provided herein, the Borrower and Great American confirm and agree that (i) to the extent that any Credit Document purports to assign or pledge to the Agent, for the benefit of the Lenders, or to grant to the Agent, for the benefit of the Lenders, a security interest in or lien on, any collateral as security for the Credit Party Obligations of the Credit Parties from time to time existing in respect of the Credit Documents, such pledge, assignment and/or grant of a security interest or lien is hereby ratified and confirmed in all respects as security for all Credit Party Obligations, whether now existing or hereafter arising. This Agreement does not and shall not affect any of the Credit Party Obligations of any Credit Party under or arising from the Credit Agreement or any other Credit Document, including, without limitation, the Borrower's obligation to repay the Loans in accordance with the terms thereof and the Credit Agreement, or the Credit Party Obligations of any other Credit Party under any Credit Document to which such Person is a party, all of which Credit Party Obligations shall remain in full force and effect. Except as expressly provided herein, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Agent and the Lenders under the Credit Agreement or any other Credit Document, nor constitute a waiver of any provision of the Credit Agreement or any other Credit Document.

                  6. The Agent represents and warrants that (i) to the best of the Agent's knowledge, but without conducting any searches in any filing office of any jurisdiction, Schedule II hereto accurately lists all UCC-1 Financing Statements on file in any filing office and having Great American as debtor and the Agent or any Lender as secured party that have been filed pursuant to the Credit Documents and cover any Released Collateral and (ii) the Agent has all requisite authority pursuant to the Credit Documents (including the consent of the requisite Lenders) to enter into this Agreement and to release the Released Collateral hereunder.

                  7. This Agreement shall (i) be binding on the Agent, the Lenders, the Borrower and Great American and their respective successors and assigns, and (ii) inure to the benefit of the Agent, the Lenders, the Borrower and Great American and their respective successors and assigns.

                  8. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                  9. This Agreement shall be governed by and construed in accordance with the law of the State of New York.



                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                             GREAT AMERICAN KNITTING MILLS, INC.



                                              By:
                                              Name:
                                              Title:


                                              CLUETT AMERICAN CORP.

                                              By:
                                              Name:
                                              Title:


                                              BANK OF AMERICA, N.A., as Agent


                                              By:
                                              Name:
                                              Title:

                                   SCHEDULE I

Released Collateral

                  All of Great American's right, title, and interest in, to and under all of the following, whether now or hereafter owned, existing or arising and wherever located:

                  (i) all Initial Receivables and Subsequent Receivables and all payment and enforcement rights (but none of the obligations of any Person) with respect to such Initial Receivables and Subsequent Receivables,

                  (ii) all Related Security with respect to such Initial Receivables and Subsequent Receivables,

                  (iii)all Collections, and

                  (iv) any and all proceeds (including without limitation "proceeds" as defined in Section 9-306 of the UCC as in effect in the State of New York), of and any and all amounts received or receivable under, any or all of the foregoing.

                  Great   American   and  the  LLC   intend   the   transactions
contemplated by the Receivables Transfer Agreement to constitute sales by Great American to the LLC of the Receivables and the other items described above.

                  As used herein, the following terms have the meanings set forth below (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

                  "Assignment" means one or more assignments of Receivables in the form of Exhibit A to the Receivables Transfer Agreement.

                  "Collections" means (i) all payments, collections and recoveries received or paid by or on behalf of the LLC, the Originator, the Servicer, any Obligor or any other Person with respect to the Initial Receivables and Subsequent Receivables and all Related Security with respect thereto and (ii) all payments made by the Originator, the Servicer or the LLC under the Receivables Transfer Agreement and the Receivables Purchase Agreement.

                  "First Purchase Date" means May 12, 2000.

                  "Great American" means Great American Knitting Mills, Inc., a Delaware corporation.

                  "Initial Receivables" means the Receivables purchased by the LLC from Great American on the First Purchase Date and identified on Schedule I to an Assignment delivered by Great American to the LLC on the First Purchase Date.

                  "LLC" means Cluett American Receivables, LLC.

                  "Obligor" means the Person or Persons obligated to make payments on a Receivable, including without limitation any guarantor of such obligations.

                  "Originator" means Great American.

                  "Person" means any association, partnership, business trust, company, corporation, limited liability company, estate, joint venture, natural person, trust or other entity.

                  "Receivables" means amounts due to Great American, whether constituting an account, chattel paper, instrument, or general intangible, arising in connection with the sale of socks.

                  "Receivables Purchase Agreement" means the Receivables Purchase Agreement between the LLC, as seller, and Banc of America Commercial Corporation, as purchaser, as the same may be amended, amended and restated or otherwise modified from time to time.

                  "Receivables Transfer Agreement" means the Receivables Transfer Agreement between Great American, as originator, seller and servicer, and the LLC, as purchaser, as the same may be amended, amended and restated or otherwise modified from time to time.

                  "Related Security" means, with respect to each Receivable, (i) all security interests or liens and property from time to time purporting to secure payment of such Receivable, together with all financing statements signed by an Obligor describing any collateral securing such Receivable, and (ii) all guarantees, insurance and other arrangements of whatever character from time to time supporting or securing payment of such Receivable.

                  "Second Purchase Date" means the date on which the LLC shall make a second purchase of Receivables under the Receivables Transfer Agreement, such date being mutually agreed between Great American and the LLC.

                  "Secured Party" means the LLC.

                  "Servicer" means Great American.

                  "Subsequent Receivables" means the Receivables purchased by the LLC from Great American on the Second Purchase Date and identified on
Schedule I to an Assignment delivered by Great American to the LLC on the Second Purchase Date.

                  "UCC" mean the Uniform Commercial Code as in effect in the applicable jurisdiction.

                                   SCHEDULE II

UCC-1 Financing Statements

Debtor                              Filing Office                                File Number            Date
----------------------------------- -------------------------------------------- ---------------------- --------------


Great  American   Knitting  Mills,  Secretary of State - North Carolina          0199830226             05/29/98
Inc.                                                                             0199830227             05/29/98
                                                                                 0199830246             05/29/98
                                                                                 0199830894             06/01/98

                                    Alamance County, North Carolina              98-1068                05/29/98
                                                                                 98-1077                06/01/98

                                    Catawba County, North Carolina               981422                 05/29/98
                                                                                 981425                 06/01/98

                                    Guilford County, North Carolina              475370                 06/01/98


                                    Halifax County, North Carolina               98-536                 06/01/98

                                    Orange County, North Carolina                98-628                 06/01/98

                                    Department of State - New York               115552                 06/01/98

                                    New York County, New York                    98PN34323              07/02/98

                                    Secretary of State - Pennsylvania            28981753               05/29/98
                                                                                 28991765               06/01/98

                                    Berks County, Pennsylvania                   98-1361ST              05/29/98
                                                                                 98-1407ST              06/03/98


                                    Montgomery County, Pennsylvania              275182                 06/01/98
